                                                                    EXHIBIT (14)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" and "Miscellaneous" in the Prospectus included in this Registration Statement of First American Strategy Funds, Inc. filed on Form N-14, and in Sections 4.1 (f) and 4.2 (g) of the "Agreement and Plan of Reorganization" included as Appendix A to the Prospectus.

We also consent to:

     - references to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information dated December 10, 2008 and inclusion of our report dated October 23, 2008 in the Annual Report for the year ended August 31, 2008 for Strategy Balanced Allocation Fund

     - references to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information dated February 29, 2008 and inclusion of our report dated December 19, 2008 in the Annual Report for the year ended October 31, 2008 for Balanced Fund which are incorporated by reference in this Registration Statement of the First American Strategy Funds, Inc. filed on Form N-14 under the Securities Act of 1933.


                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
January 30, 2009